Exhibit 10.10

AMENDMENT NUMBER THREE

TO THE ASSURANT

EXECUTIVE PENSION AND 401(k) PLAN

THIS AMENDMENT to the Assurant Executive Pension and 401(k) Plan, as amended, renamed and restated effective as of January 1, 2001 (the “Plan”), is adopted by Assurant, Inc. (the “Company”) effective as of the dates set forth herein.

W I T N E S S E T H:

WHEREAS, pursuant to Article 9 of the Plan, the Assurant, Inc. Benefit Plans Committee (the “Committee”) has reserved the right to modify or amend the Plan at any time; and

WHEREAS, the Committee wishes to amend the Plan for certain purposes;

NOW, THEREFORE, the Committee hereby amends the Plan as follows:

1.

Effective as of January 1, 2001, the second sentence of Section 2.01 is clarified to read as follows:

“Notwithstanding the foregoing, if an Employee was a Participant in the ABIG Plan as of December 31, 2000, did not elect to have his accrued benefit determined after December 31, 2000 as a pension equity benefit under the Pension Plan, and was not rehired by an Employer after December 31, 2000, then such Employee shall not participate in the Pension portion of this Plan.”

2.

Effective as of January 1, 2001, the second sentence of Section 2.02 is clarified to read as follows:

“Notwithstanding the foregoing, if an Employee was a Participant in the ABIG Plan as of December 31, 2000, did not elect to have his accrued benefit determined after December 31, 2000 as a pension equity benefit under the Pension Plan, and was not rehired by an Employer after December 31, 2000, then such Employee shall not participate in the 401(k) portion of this Plan.

3.

Effective as of February 4, 2004, the definition of “Executive Compensation” in Article 12 is revised to read as follows:

“Executive Compensation means amounts that would be taken into account as Annual Compensation, disregarding the compensation limit under Code Section 401(a)(17); provided, however, that (i) for purposes of 401(k) Benefits, Executive Compensation shall include any short-term incentive compensation component deferred under the Assurant Deferred Compensation Plan, with such amount to be included in Executive Compensation in the year of deferral rather than the year of payment to the Participant; and (ii) Executive Compensation shall exclude any amounts previously deferred under a non-qualified deferred compensation plan.”

* * * * *

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Committee has adopted this Amendment Number Three to the Plan on the date shown below, but effective as of the dates set forth above.

ASSURANT, INC.
BENEFIT PLANS COMMITTEE

Date: 12/15/05	By:	/s/ Sheila Sweeney
Sheila Sweeney
Vice President, Employee Benefits